Exhibit 10.21

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of October 17, 2022, by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 to the Loan Agreement (as defined below) or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 275 Grove Street, Suite 2-200, Newton, MA 02466 (“Bank” or “SVB”) (each a “Lender” and collectively, the “Lenders”), and MERSANA THERAPEUTICS, INC., a Delaware corporation with offices located at 840 Memorial Drive, Cambridge, MA 02139 (“Borrower”).
A.    Collateral Agent, Borrower and Lenders have entered into that certain Loan and Security Agreement dated as of October 29, 2021 (as amended, supplemented or otherwise modified from time to time, without limitation, by that certain First Amendment to Loan and Security Agreement dated as of February 17, 2022, collectively, the “Loan Agreement”) pursuant to which Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof; and
B.    Collateral Agent and the Required Lenders have agreed to amend certain provisions of the Loan Agreement, subject to, and in accordance with, the terms and conditions set forth herein, and in reliance upon the representations and warranties set forth herein.
AGREEMENT
    NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Required Lenders and Collateral Agent hereby agree as follows:
1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendment to Loan Agreement.
2.1    Section 13 (Definitions). The following defined term in Section 13 of the Loan Agreement is amended and restated as follows:
“Permitted Indebtedness” is:
(a)    Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;
(b)    Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s);
(c)    Subordinated Debt;
(d)    unsecured Indebtedness to trade creditors incurred in the ordinary course of business;
(e)    Indebtedness consisting of capitalized lease obligations and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (i) the aggregate outstanding principal amount of all such Indebtedness does not exceed [**] Dollars ($[**]) at any time and (ii) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made);

(f)    Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;
(g)    other unsecured Indebtedness in an aggregate amount outstanding at any time not to exceed [**] Dollars ($[**]);
(h)    Indebtedness between or among co-Borrowers or secured Guarantors hereunder;
(i)    Indebtedness consisting of Investments under clause (f) of the definition of “Permitted Investments”;
(j)    Indebtedness relating to insurance premium financing arrangements, not to exceed [**] Dollars ($[**]) outstanding at any time;
(k)    any obligations owing with respect to corporate credit cards or merchant services in an aggregate amount not to exceed [**] Dollars ($[**]) outstanding at any time;
(l)    Indebtedness in respect of letters of credit, bank guarantees, bonds and similar instruments issued for the account of the Borrower or any Subsidiary in the ordinary course of business supporting obligations under (A) workers’ compensation, unemployment insurance and other social security laws and (B) bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and obligations of a like nature; in an aggregate amount for (A) and (B) not to exceed [**] Dollars ($[**]) at any time;
(m)    Indebtedness of either Borrower and its respective Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument in the ordinary course of business;
(n)    Indebtedness representing deferred compensation, severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former employees of either Borrower or its Subsidiaries incurred in the ordinary course of business or in connection with Permitted Investments, not to exceed [**] Dollars ($[**]) in the aggregate in any fiscal year
(o)    extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (n) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be; and
(p)    Indebtedness relating to credits, exemptions and other tax benefits awarded by the Massachusetts Life Sciences Center pursuant to that certain Life Sciences Tax Incentive Agreement dated June 14, 2022, as amended by that certain Amendment No. 1 dated as of October 5, 2022 between the Massachusetts Life Scienses Center and Borrower, not to exceed [**] Dollars ($[**]) outstanding at any time.
3.    Limitation of Amendment.
3.1    The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.
3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Collateral Agent and the Required Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and the Required Lenders as follows:
4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date) and (b) no Event of Default has occurred and is continuing;
4.2    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by or on behalf of the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not contravene (i) any material law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any material order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;
4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made;
4.6    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.    Loan Document. Borrower, Lenders and Collateral Agent agree that this Amendment shall be a Loan Document. Except as expressly set forth herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect without alteration or amendment. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.
6.    Effectiveness. This Amendment shall be deemed effective as of the date hereof upon the due execution of this Amendment by the parties thereto.
7.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument. Delivery by electronic transmission (e.g. “.pdf”) of an executed counterpart of this Amendment shall be effective as a manually executed counterpart signature thereof.
8.    Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Security Agreement to be executed as of the date first set forth above.

BORROWER:

MERSANA THERAPEUTICS, INC.

By /s/ Brian DeSchuytner
Name: Brian DeSchuytner
Title: Chief Financial Officer and Treasurer

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By /s/ Colette H. Featherly
Name: Colette H. Featherly
Title: Senior Vice President

LENDER:

SILICON VALLEY BANK

By /s/ Nate Meaux
Name: Nate Meaux
Title: Senior Vice President

[Signature Page to Second Amendment to Loan and Security Agreement]